Exhibit 3.6

BYLAWS

OF

LUKER INC.

(the “Corporation”)

ARTICLE I

OFFICES

Section 1. Offices. The registered office of the Corporation shall be in the State of Delaware. The Corporation may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or as may be necessary or convenient to the business of the Corporation.

ARTICLE II

STOCKHOLDERS

Section 1. Annual Meeting. The annual meeting of the stockholders of the Corporation (the “Stockholders”) shall be held either within or without the State of Delaware, at such place as the Board of Directors of the Corporation (the “Board of Directors”) may designate in the Corporation’s notice of the meeting, at such date and time as shall be designated from time to time by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting. In lieu of holding an annual meeting of Stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any annual meeting of Stockholders may be held solely by means of remote communication.

Section 2. Special Meetings. Special meetings of the Stockholders may be called by the Board of Directors or by the President, and shall be called by the President or by the Secretary upon the written request of the holders of record of at least twenty-five per cent (25%) of the shares of stock of the Corporation, issued and outstanding and entitled to vote, at such times and at such place either within or without the State of Delaware as may be stated in the Corporation’s notice of the meeting. In lieu of holding an annual meeting of Stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any annual meeting of Stockholders may be held solely by means of remote communication.

Section 3. Notice of Meetings. Unless otherwise provided by law or the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), notice of the time, place and purpose of every meeting of Stockholders shall be delivered personally or mailed not less than ten (10) days nor more than sixty (60) days previous thereto to each Stockholder of record entitled to vote, at such Stockholder’s post office address appearing upon the records of the Corporation or at such other address as shall be furnished in writing by him or her to the Corporation for such purpose. Such further notice shall be given as may be required by law, the Certificate of Incorporation or by these Bylaws. In the case of a special meeting, the notice shall state the purpose or purposes for which the meeting is called. No business other than that specified in the notice thereof shall be transacted at any special meeting.

Any meeting may be held without notice if all Stockholders entitled to vote are present in person or by proxy, or if notice is waived either in a writing signed by such stockholder or by electronic transmission, either before or after the meeting, by those not present. If such a waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.

Section 4. Quorum. The holders of record of at least a majority of the shares of the stock of the Corporation, issued and outstanding and entitled to vote, present in person or by proxy, shall, except as otherwise provided by law, the Certificate of Incorporation, or by these Bylaws, constitute a quorum at all meetings of the Stockholders. If there be no such quorum, a majority of the Stockholders present, although less than a quorum, or the presiding officer of such meeting may adjourn the meeting to another time and place.

Section 5. Adjourned Meetings. When a meeting is adjourned to another time and place, if any, unless otherwise provided by these Bylaws, notice need not be given of the adjourned meeting if the date, time, and place, if any, thereof and the means of remote communication, if any, by which Stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Stockholders may transact any business that might have been transacted at the original meeting. If an adjournment is for more than thirty (30) days or, if after an adjournment, a new record date is fixed for determining the Stockholders entitled to vote at the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

Section 6. Organization of Meetings. Meetings of the Stockholders shall be presided over by the Chairman of the Board, if there be one, or if the Chairman of the Board is not present by the President, or if the President is not present, by a chairman to be chosen at the meeting. The Secretary of the Corporation, or in the Secretary of the Corporation’s absence, an Assistant Secretary, shall act as Secretary of the meeting, if present.

Section 7. Voting. At each meeting of Stockholders, except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, every holder of record of stock entitled to vote shall be entitled to one vote in person or by proxy for each share of such stock. Elections of directors shall be determined by a plurality of the voting power of the shares present in person or represented by proxy at a meeting of the Stockholders and entitled to vote thereon and, except as otherwise provided by statute, the Certificate of Incorporation, or these Bylaws, any action other than the election of directors shall be determined by a majority in voting power of the shares present in person or represented by proxy at a meeting of Stockholders and entitled to vote on such matters. Each proxy to vote shall be in writing and signed by the Stockholder or by such Stockholder’s duly authorized attorney.

At all elections of directors, the voting shall be by ballot or in such other manner as may be determined by the Stockholders present in person or by proxy entitled to vote at such election. With respect to any other matter presented to the Stockholders for their consideration at a meeting, any Stockholder entitled to vote may, on any question, demand a vote by ballot.

A complete list of the Stockholders entitled to vote at each such meeting, arranged in alphabetical order, with the address of each, and the number of shares registered in the name of each Stockholder, shall be prepared by the Secretary and shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, at the principal place of the corporation, for a period of at least ten (10) days prior to the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present.

Section 8. Inspectors of Election. The Board of Directors in advance of any meeting of Stockholders may appoint one or more Inspectors of Election (“Inspectors of Elections”) to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the chairman of the meeting may, and on the request of any Stockholder entitled to vote shall, appoint one or more Inspectors of Election. Each Inspector of Election, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of an Inspector of Election at such meeting with strict impartiality and according to the best of his or her ability. If appointed, Inspectors of Election shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

Section 9. Action by Consent. Except as otherwise provided by law or the Certificate of Incorporation, any action required or permitted to be taken at any meeting of Stockholders, including the annual meeting, may be taken without a meeting, without prior notice and without a vote, if, prior to such action, a written consent or consents thereto, setting forth such action, is signed by the holders of record of shares of the stock of the Corporation, issued and outstanding and entitled to vote thereon, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book or books in which meetings of Stockholders are recorded; provided, however, that delivery made to the Corporation’s registered office in the State of Delaware shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of the holders to take the action were delivered to the Corporation.

ARTICLE III

DIRECTORS

Section 1. Number, Powers, Quorum, Term, Vacancies, Removal. The Board of Directors shall consist of at least one (1) but not more than nine (9) persons, as determined by the Board of Directors. The number of directors may be changed by a resolution passed by a majority of the whole Board of Directors or by a vote of the holders of record of at least a majority of the shares of stock of the Corporation, issued and outstanding and entitled to vote.

Subject to any limitations set forth in the Certificate of Incorporation and to any provision of the General Corporation Law of the State of Delaware relating to powers or rights conferred upon or reserved to the Stockholders or the holders of any class or series of the Corporation’s issued and outstanding stock, the business and affairs of the Corporation shall be managed, and all corporate powers shall be exercised, by or under the direction of the Board of Directors.

At all meetings of the Board of Directors or any committee thereof, a majority of the members of the Board of Directors then holding office (but not less than one-third of the total number of directors) shall constitute a quorum for the transaction of business provided, that if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may, without notice other than announcement of the meeting, adjourn the meeting from time to time until a quorum shall have been obtained.

Directors shall hold office until the next annual election and until their successors shall have been elected and qualified or until such director’s earlier resignation or removal.

Unless otherwise provided in the Certificate of Incorporation or in these Bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and directors so chosen shall serve for a term expiring at the annual meeting of Stockholders at which the term of office to which they have been elected expires and until such directors’ successors have been duly elected and qualified. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of directors then in office, including those who have resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective..

Any one or more of the directors of the Corporation may be removed either with or without cause at any time by a vote of the holders of capital stock having a majority in voting power of the shares entitled to vote in the election of directors.

Section 2. Meetings, Notice. Meetings of the Board of Directors shall be held at such place either within or without the State of Delaware, as may from time to time be determined by the Board of Directors. Regular meetings of the Board of Directors shall be held at such times as may from time to time be by determined by the Board of Directors, such determination to constitute the only notice of such regular meetings to which any director shall be entitled. Special meetings may be held at any time upon the call of one director, the Chairman of the Board, if one be elected, or the President, by telegraphic or written notice, duly served on or sent or mailed to each director not less than two days before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of Stockholders at the same place at which such meeting was held. Any meeting may be held without notice, if all directors are present, or if notice is waived in writing, either before or after the meeting, by those not present. Participation of one or more directors by conference telephone or other communications equipment allowing all persons participating in the meeting to hear each other at the same time shall constitute presence at a meeting.

Section 3. Committees. The Board of Directors may, in its discretion, by resolution passed by a majority of the whole Board of Directors, designate from among its members one or more committees which shall consist of one or more directors. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. Such committees shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them. A majority of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. Any member of any committee may be removed from such committee either with or without cause, at any time, by the Board of Directors at any meeting thereof. Any vacancy in any committee may be filled by the Board of Directors in the manner prescribed by the Certificate of Incorporation or these Bylaws for the original appointment of the members of such committee.

Section 4. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and such written consents or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee, as applicable. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 5. Compensation. The Board of Directors may determine, from time to time, the amount of compensation which shall be paid to its members. The Board of Directors shall also have power, in its discretion, to allow a fixed sum and expenses for attendance at each regular or special meeting of the Board of Directors, or of any committee of the Board of Directors. In addition, the Board of Directors shall also have power, in its discretion, to provide for and pay to directors rendering services to the Corporation not ordinarily rendered by directors, as such, special compensation appropriate to the value of such services, as determined by the Board of Directors from time to time. Each director shall be entitled to reimbursement from the Corporation for his or her reasonable expenses incurred with respect to duties as a member of the Board of Directors or any committee thereof.

ARTICLE IV

OFFICERS

Section 1. Titles and Election. The officers of the Corporation shall be a President, a Treasurer and a Secretary. The Board of Directors from time to time may elect a Chairman of the Board, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers and agents as it shall deem necessary, and may define their powers and duties. Any number of offices may be held by the same person.

Section 2. Terms of Office. The officers of the Corporation shall be elected from time to time by the Board of Directors and shall hold office at the pleasure of the Board of Directors.

Section 3. Removal. Any officer may be removed, either with or without cause, at any time, by the affirmative vote of a majority of the Board of Directors.

Section 4. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the Secretary. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. Vacancies. If the office of any officer or agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the Board of Directors shall fill the vacancy in the manner prescribed in Section 2 for the regular election to such office.

Section 6. Power and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution by the Board of Directors, or in these Bylaws, and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

Section 7. Chairman of the Board. The Chairman of the Board of the Board of Directors (the “Chairman of the Board”), if one be elected, shall preside at all meetings of the Board of Directors and of the Stockholders, and the Chairman of the Board shall have and perform such other duties as from time to time may be assigned to the Chairman of the Board by the Board of Directors.

Section 8. President. The President of the Corporation (the “President”) shall be the chief executive officer of the Corporation and, in the absence of the Chairman of the Board, shall preside at all meetings of the Board of Directors, and of the Stockholders. The President shall exercise the powers and perform the duties usual to the chief executive officer and, subject to the control of the Board of Directors, shall have general management and control of the affairs and business of the Corporation; the President shall appoint and discharge employees and agents of the Corporation (other than officers elected by the Board of Directors) and fix their compensation; and the President shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have the power to execute bonds, mortgages and other contracts, agreements and instruments of the Corporation, and shall do and perform such other duties as from time to time may be assigned to the President by the Board of Directors.

Section 9. Vice Presidents. If chosen, the Vice Presidents of the Corporation (the “Vice President”), in the order of their seniority, shall, in the absence or disability of the President, exercise all of the powers and duties of the President. The Vice Presidents shall have the power to execute bonds, notes, mortgages and other contracts, agreements and instruments of the Corporation, and shall do and perform such other duties incident to the office of Vice President and as the Board of Directors, or the President shall direct.

Section 10. Secretary. The Secretary of the Corporation (the “Secretary”) shall attend all sessions of the Board of Directors and all meetings of the Stockholders and record all votes and the minutes of proceedings in a book to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary shall affix the corporate seal to any instrument requiring it, and when so affixed, it shall be attested by the signature of the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer who may affix the seal to any such instrument in the event of the absence or disability of the Secretary. The Secretary shall have custody of the stock records and all other books, records and papers of the Corporation (other than financial) and shall see that all books, reports, statements, certificates and other documents and records required by law are properly kept and filed.

Section 11. Treasurer. The Treasurer of the Corporation (the “Treasurer”) shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the directors whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

Section 12. Duties of Officers may be Delegated. In case of the absence or disability of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director.

ARTICLE V

INDEMNIFICATION

Section 1. Actions by Others. The Corporation, to the fullest extent permitted by applicable law as it currently exists or may hereafter be amended, (1) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or an officer of the Corporation and (2) may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2. Actions by or in the Right of the Corporation. The Corporation, to the fullest extent permitted by applicable law as it currently exists or may hereafter be amended, shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 3. Actions Initiated Against the Corporation. Anything in Section 1 or Section 2 of this Article V to the contrary notwithstanding, except as provided in Section 4 of this Article V, with respect to an action, suit or proceeding initiated against the Corporation by a person who is or was a director or officer of the Corporation (whether initiated by such person in or by reason of such capacity or in or by reason of any other capacity, the Corporation shall not be required to indemnify or to advance expenses (including attorneys’ fees) to such person in connection with prosecuting such action, suit or proceeding (or part thereof) or in defending any counterclaim, cross-claim, affirmative defense, or like claim of the Corporation in such action, suit or proceeding (or part thereof) unless such action, suit or proceeding was authorized by the Board of Directors of the Corporation.

Section 4. Successful Defense. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or Section 2 of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 5. Specific Authorization. Any indemnification under Section 1 or Section 2 of this Article IV (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in said Sections 1 and 2 of this Article V. Such determination shall be made with respect to a person who is a director or officer of the Corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the Stockholders.

Section 6. Advancement of Expenses. Expenses (including attorneys’ fees) incurred by an officer or director of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation pursuant to this Article V. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the Corporation or by persons serving at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 7. Right of Indemnity not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of Stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article IV, Section 145 of the General Corporation Law of the State of Delaware or otherwise.

Section 9. Invalidity of any Provisions of this Article. The invalidity or unenforceability of any provision of this Article V shall not affect the validity or enforceability of the remaining provisions of this Article V.

ARTICLE VI

CAPITAL STOCK

Section 1. Certificates. The shares of capital stock of the Corporation shall be represented by certificates, unless the Certificate of Incorporation otherwise provides or unless the Board of Directors provides by resolution or resolutions that some or all of the shares of any class or classes, or series thereof, of the Corporation’s capital stock shall be uncertificated. Every holder of capital stock of the Corporation represented by certificates shall be entitled to a certificate representing such shares. Certificates for shares of stock of the Corporation shall be issued under the seal of the Corporation, or a facsimile thereof, and shall be numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall bear a serial number, shall exhibit the holder’s name and the number of shares evidenced thereby, and shall be signed by the Chairperson of the Board or a Vice Chairperson, if any, or the President or any Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any or all of the signatures on the certificate may be a facsimile. If any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such person or entity were such officer, transfer agent, or registrar at the date of issue.

Section 2. Transfer. Transfers of stock of the Corporation shall be made on the books of the Corporation only upon surrender to the Corporation (or a transfer agent designed to transfer shares of stock of the Corporation) of a certificate (if any) for the shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer; provided, however, that such succession, assignment, or transfer is not prohibited by the Certificate of Incorporation, these Bylaws, applicable law, or contract. Thereupon, the Corporation shall issue a new certificate (if requested) to the person entitled thereto, cancel the old certificate (if any), and record the transaction upon its books.

Section 3. Record Dates. The Board of Directors may fix in advance a date, not less than ten (10) nor more than sixty (60) days preceding the date of any meeting of Stockholders, or the date for the payment of any dividend, or the date for the distribution or allotment of any rights, or the date when any change, conversion or exchange of capital stock shall go into effect, as a record date for the determination of the Stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to receive any distribution or allotment of such rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such Stockholders as shall be Stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such distribution or allotment or rights or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 4. Lost Certificates. In the event that any certificate of stock is lost, stolen, destroyed or mutilated, the Board of Directors may authorize the issuance of a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it. The Board of Directors may in its discretion, before the issuance of such new certificate of stock or uncertificated shares, require the owner of the lost, stolen, destroyed or mutilated certificate, or the legal representative of the owner to make an affidavit or affirmation setting forth such facts as to the loss, destruction or mutilation as it deems necessary, and to give the Corporation a bond in such reasonable sum as it directs to indemnify the Corporation.

Section 5. Additional Powers of the Board. In addition to, and without limiting those powers set forth in Section 1 of Article III, the Board of Directors shall have the power and authority to make all such rules and regulations as it shall deem expedient concerning the issue, transfer, and registration of certificates of shares of stock of the Corporation, including the use of uncertificated shares of stock, subject to the provisions of the General Corporation Law of the State of Delaware, other applicable law, the Certificate of Incorporation and these Bylaws.

The Board of Directors may appoint and remove transfer agents and registrars of transfers, and may require all stock certificates to bear the signature of any such transfer agent and/or any such registrar of transfers.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 2. Execution of Corporate Instruments. The Board of Directors may in its discretion determine the method and designate the signatory officer or officers, or other person or persons, to execute, sign, or endorse any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the Corporation.

Unless otherwise specifically determined by the Board of Directors or otherwise required by law, formal contracts of the Corporation, promissory notes, deeds of trust, mortgages, and other evidences of indebtedness of the Corporation, and other corporate instruments or documents requiring the corporate seal, shall be executed, signed, or endorsed by the Chairperson of the Board, the President, any Vice President, the Secretary, the Treasurer, or any Assistant Secretary or Assistant Treasurer. All other instruments and documents requiring a corporate signature but not requiring the corporate seal may be executed as aforesaid or in such other manner and by such other person or persons as may be determined from time to time by the Board of Directors or the President.

All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation or in special accounts of the Corporation shall be executed, signed, or endorsed by the Treasurer, any Assistant Treasurer, or in such other manner and by such other person or persons as may be determined from time to time by the Board of Directors.

Unless otherwise specifically determined by the Board of Directors or otherwise required by law, the execution, signing, or endorsement of any corporate instrument or document may be effected manually, by facsimile, or (to the extent permitted by applicable law and subject to such policies and procedures as the Corporation may have in effect from time to time) by electronic signature.

Section 3. Books. There shall be kept at such office of the Corporation as the Board of Directors shall determine, within or without the State of Delaware, correct books and records of account of all its business and transactions, minutes of the proceedings of its Stockholders, Board of Directors and committees, and the stock book, containing the names and addresses of the Stockholders, the number of shares held by them, respectively, and the dates when they respectively became the owners of record thereof, and in which the transfer of stock shall be registered, and such other books and records as the Board of Directors may from time to time determine.

Section 4. Voting of Stock. Unless otherwise specifically authorized by the Board of Directors, all stock owned by the Corporation, other than stock of the Corporation, shall be voted, in person or by proxy, by the President or any Vice President of the Corporation on behalf of the Corporation.

ARTICLE VIII

AMENDMENTS

Section 1. Amendments. The vote of the holders of at least a majority of the shares of stock of the Corporation, issued and outstanding and entitled to vote, shall be necessary at any meeting of Stockholders to alter, amend or repeal these Bylaws. These Bylaws may also be altered, amended or repealed by the Board of Directors.

Any proposal to alter, amend or repeal these Bylaws shall be stated in the notice of the meeting of the Board of Directors or the Stockholders, or in the waiver of notice thereof, as the case may be, unless all of the directors are present at such meeting, or the holders of record of all of the shares of stock of the Corporation, issued and outstanding and entitled to vote, are present at such meeting.

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